CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-129495) of E. I. du Pont de Nemours and Company of our report dated June 27, 2008 relating to the financial statements of DuPont Powder Coatings USA, Inc. Profit Sharing Plan, which appears in this Form 11-K.
/s/ PRICEWATERHOUSECOOPERS LLP
Philadelphia, Pennsylvania
June 30, 2008